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                                                                   EXHIBIT 10.15

                           MORTGAGE COMPANY AGREEMENT

         THIS AGREEMENT ("Agreement") is executed as of this 5th day of November by and between PRESLEY MORTGAGE COMPANY, a California corporation ("Presley") and DUXFORD FINANCIAL SERVICES, INC., a California corporation ("Duxford"), with reference to the following:

                                    RECITALS

         A. William Lyon Homes, Inc., a California corporation ("Lyon Inc."), William Lyon, an individual, William H. Lyon, an individual, Presley Homes, a California corporation ("Presley Homes"), and The Presley Companies, a Delaware corporation, have entered into that certain Purchase Agreement and Escrow Instructions dated as of October 7, 1999 (the "Purchase Agreement") in which, among other things, Presley Homes agreed to buy substantially all of Lyon Inc.'s real estate assets and certain other assets related thereto pursuant to the terms and conditions of the Purchase Agreement.

         B. Duxford is a privately owned mortgage company that has made mortgage loans in connection with residential projects built by Lyon Inc. or other builders ("Loans").

         C. Duxford intends to engage in an orderly shut-down of its business and liquidation following the closing of the Purchase Agreement.

         D. Presley desires to offer employment to the employees of Duxford pursuant to the terms and conditions set forth in this Agreement.

         E. In connection with the Purchase Agreement and Duxford's contemplated orderly shut-down, Presley and Duxford desire to enter into this Agreement pursuant to the terms and conditions contained herein.

                                    AGREEMENT

         1. Definitions. All initially capitalized terms not otherwise defined herein shall have the definitions assigned to such terms in the Purchase Agreement.

         2. Employee Matters.

            (a) Effective as of the November 5, 1999 ("Closing Date"), Presley will offer employment on an "at will" basis to officers, employees and sales agents of Duxford on such terms and conditions of employment that are substantially similar in the aggregate to the terms and conditions applicable to similarly situated employees of Presley. Presley shall credit each Duxford employee who accepts such offer of employment for his or her services with Duxford for purposes of eligibility and vesting with respect to vacation, personal and sick days and benefits under each ERISA Plan (as herein defined) maintained by Presley and provided to such Duxford employees.

            (b) Duxford shall take all actions necessary to comply with the applicable requirements of Section 4908B of the Internal Revenue Code (the "Code") and part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended


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("ERISA") and any comparable state or local law with respect to the termination of its employees in connection with the transactions contemplated by this Agreement. Duxford and their ERISA Affiliates (defined below) will continue any group health plan coverage to their employees to the extent necessary to prevent Presley from being deemed to be a successor employer of Duxford or any of their ERISA Affiliates within the meaning of Proposed Treasury Regulations Section 54.4980B-9 Q&A-8(c).

            (c) Presley and Duxford acknowledge and agree that, for the purposes of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101 et seq., (the "WARN Act"), any person who is a Duxford employee who accepts Presley's offer of employment made pursuant to this Agreement shall be considered to be an employee of Presley immediately upon the Closing and Presley and Duxford agree to comply with any applicable requirements of the WARN Act with respect to such Duxford employees.

         3. Employment Contracts and Benefits.

            (a) Duxford has previously delivered to Presley copies, descriptions and/or a list of all employment contracts and collective bargaining agreements, and all compensation, pension, retirement, deferred compensation, health care, bonus, profit-sharing, stock option or other plans, trusts, funds, agreement or arrangements, providing for employee remuneration or benefits to any of Duxford's present officers, employees and sales agents (collectively, "Employee Benefit Plans") and to which Duxford is a party or by which Duxford is bound. Such copies, descriptions and list, taken together, sets forth for Duxford's present officers', employees' and sales agents' complete information with respect to withholding accounts, accrued vacation, sick leave and other amounts, and all other accruals and accounts held for employee benefit, including but not limited to, any insurance policies or accounts. Except as set forth in such copies or descriptions or on such list, Duxford has not entered into any severance or similar arrangement in respect of any present or former officer, employee or sales agent that will result in any absolute or contingent obligation of Presley to make any payment to any present or former officer, employee or sales agent following termination of employment.

            (b) To Duxford's knowledge:

                (i) Neither Duxford nor any entity (an "ERISA Affiliate") which, together with any of them, is deemed a "single employer" within the meaning of Section 4001(a)(15) of ERISA, nor any of the plans so listed which is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being referred to herein as "ERISA Plans"), nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction or has taken or failed to take any action in connection with which Presley could be subject to a tax imposed pursuant to Section 4980B of the Code.

                (ii) Each of the plans so listed or described has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.


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                (iii) Each of the ERISA Plans that is intended to be "qualified"
            within the meaning of Section 401(a) of the Code is so qualified.

                (iv) No amounts payable under the plans so listed or any other agreement or arrangement to which Duxford or any ERISA Affiliate is a party will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                (v) No "leased employee," as that term is defined in Section
            414(n) of the Code, performs services for Duxford.

                (vi) There are no liens under Section 412(n) of the Code or
            Sections 302(f) or 4068 of ERISA.

                (vii) Neither Duxford nor any of its respective ERISA Affiliates is, or at anytime during the previous six (6) years was, obligated to contribute to any "multi-employer plan" within the meaning of
            Section 3(37) of ERISA or any plan subject to Title IV of ERISA.

                (viii) Presley shall have no obligation with respect to
            compensation or employee benefits accruing to employees of Duxford for any period prior to the Closing Date, and shall have no obligation to contribute to, or any liability in respect of, any Employee Benefit Plan sponsored or maintained by Duxford or any ERISA Affiliate, or to which Duxford or any ERISA Affiliate is or was obligated to contribute.

         4. Transfer of Loans.

            (a) All Loans originated and identified in writing by Duxford prior to the Closing Date ("Pre-Existing Loans") shall be the property of and for the continued economic benefit of Duxford. Duxford shall be responsible for meeting all obligations relating to the Pre-Existing Loans, including, without limitation, paying all commissions relating to the Pre-Existing Loans. All Loans originated after the Closing Date ("Pre-Existing Loans")

            (b) Presley shall use it's best efforts to close all Pre-Existing Loans as soon as commercially reasonable after the Closing Date. In recognition of Presley's obligations with respect to the Pre-Existing Loans, Duxford shall pay Presley Fifty Five Thousand and 00/100 Dollars ($55,000.00) per month for the first ninety (90) days following the Closing Date, which amount represents fifty percent (50%) of Duxford's allocated overhead, determined in accordance with Duxford's General and Administrative Expense Report. Duxford shall pay such amount in monthly installments for the first three (3) months following the Closing Date upon receipt of an invoice for such amount from Presley.

            (c) Catellus Contract. Duxford has previously entered into an agreement with Catellus for supplying mortgage services to Catellus' projects until December 31, 1999 (the "Catellus Contract"). The Catellus Contract shall continue to be the property of and for the economic benefit of Duxford for its current term expiring December 31, 1999. Duxford shall use its best efforts to assign or renew the Catellus Contract so that the Catellus Contract shall be for the benefit of Presley after the expiration of the current term.


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         5. Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein.

            (b) Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

            (c) Time of Essence. Time is of the essence of every provision of this Agreement in which time is an element.

            (d) Governing Law. This Agreement has been negotiated and executed in the State of California and shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of laws principles.

            (e) Invalidity of Provision. If any provision of this Agreement as applied to either party to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of the Agreement as a whole.

            (f) Amendments. No addition to or modification of any provision contained in this Agreement shall be effective unless fully set forth in writing by both Presley and Duxford.

            (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          PRESLEY:

                                          PRESLEY MORTGAGE COMPANY, a California
                                          corporation

                                          By: /s/ DAVID M. SIEGEL
                                              ---------------------------------
                                                  David M. Siegel
                                          Title:  Senior Vice President


                                          By: /s/ W. Douglass Harris
                                              ---------------------------------
                                                  W. Douglass Harris
                                          Title:  Vice President


                                          DUXFORD:

                                          DUXFORD FINANCIAL SERVICES, INC.,
                                          a California corporation


                                          By: /s/ MARK CARVER
                                              ---------------------------------
                                                  Mark Carver
                                          Title:  President


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